UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Daktronics, Inc.
(Name of Registrant as specified in its charter)

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DAKTRONICS, INC.
331 32nd Avenue
Brookings, South Dakota 57006

Notice of Annual Meeting of Shareholders
Wednesday, August 20, 2003

Shareholders of Daktronics, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Daktronics, Inc., will be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 20, 2003 at 7:00 p.m. Central Daylight Time, for the following purposes:

1.	To elect directors duly nominated for a term expiring in 2006: Frank J. Kurtenbach, Roland J. Jensen, James A. Vellenga.

2.	To ratify the appointment of Ernst & Young, LLP as independent auditors for the Company for the fiscal year ending May 1, 2004.

3.	To consider and act upon any other matters that may properly come before the meeting or adjournment thereof.

Only the shareholders of record of Daktronics Common Stock at the close of business on July 3, 2003 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. It is important that your shares be represented at the meeting. Therefore, whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

By order of the Board of Directors,
Carla S. Gatzke, Corporate Secretary

July 3, 2003

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
August 20, 2003

        This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Daktronics, Inc. (“Daktronics” or the “Company”) for use at the Annual Meeting of Shareholders to be held on Wednesday, August 20, 2003, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

        Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted (1) for election of the three nominees for Directors for terms expiring in 2006, Frank J. Kurtenbach, Roland J. Jensen, James A. Vellenga, and (2) for ratification of appointment of Ernst & Young, LLP as independent auditors for the Company for the fiscal year ending May 1, 2004. A shareholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy’s authority, by filing with the Secretary of the Company another proxy bearing a later date, or by appearing and voting at the meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006, Attention: Corporate Secretary. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about July 22, 2003.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining will be treated as un-voted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter. The three persons receiving the most votes will be elected for directors and the other issues will be determined by a majority of the votes cast.

        Only the holders of the Company’s Common Stock whose names appear of record on the Company’s books at the close of business on July 3, 2003 will be entitled to vote at the Annual Meeting. At the close of business on May 3, 2003, a total of 18,574,819 shares of Common Stock were outstanding. The holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote at the 2003 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 2003 Annual Meeting may be adjourned from time to time until a quorum is present. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, except that with respect to the election for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for as many persons as there are directors to be elected, or to cumulate the holder’s votes by giving one candidate the number of votes which is equal to the number of directors to be elected multiplied by the number of the holder’s shares, or by distributing such cumulated votes among any number of candidates.

        Participants in the Company’s 401(k) plan who have Daktronics shares as one of their 401(k) investment selections are entitled to instruct the trustee of the 401(k) plan how to vote their shares of Common Stock. Each participant will receive a voting instruction card to direct the trustee to vote that participant’s shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the 401(k) plan.

        The Company will pay expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, email or personal calls. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock.

PROPOSAL # 1 – ELECTION OF DIRECTORS

        Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into three classes serving staggered three-year terms expiring at each successive annual meeting of shareholders. The terms of Frank J. Kurtenbach, Roland J. Jensen, and James A. Vellenga expire at the 2003 Annual Meeting, James B. Morgan, John L. Mulligan and Duane E. Sander expire in 2004, and Aelred J. Kurtenbach, Robert G. Dutcher and Nancy D. Frame expire in 2005.

        The Board of Directors nominates Frank J. Kurtenbach, Roland J. Jensen, and James A. Vellenga for re-election, for a term expiring in 2006.

        The persons named in the accompanying proxy will vote for the election of the three nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the three nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

        The following table sets forth certain information as of July 3, 2003 concerning the three nominees for election as directors of the Company and the continuing directors:

Name and Age	Position with Company	Committees
Nominees for terms expiring at the 2006 Annual Meeting
Frank J. Kurtenbach (65)	Vice President, Sales and Director
Roland J. Jensen (72)	Director	Compensation (Chair)
James A. Vellenga (68)	Director	Audit

Directors for terms expiring at the 2004 Annual Meeting
James B. Morgan (56)	President, CEO and Director
Duane E. Sander (65)	Director	Compensation
John L. Mulligan (64)	Director	Audit (Chair)

Directors for terms expiring at the 2005 Annual Meeting
Aelred J. Kurtenbach (69)	Chairman and Director
Robert G. Dutcher (58)	Director	Compensation
Nancy D. Frame (58)	Director	Audit

        Frank J. Kurtenbach joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981. He has served as Sales Manager for the Company since 1982, as a director since 1984 and as Vice President, Sales since 1993. Kurtenbach has a M.S. degree from South Dakota State University (SDSU). Aelred Kurtenbach and Frank Kurtenbach are brothers.

        Roland J. Jensen worked in various capacities from 1960 to 1990 with Northern States Power Company, an electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to his retirement in January 1994, he was Chairman and CEO of NRG Energy, Inc., a Minneapolis-based energy services Company. Jensen has served as a director of the Company since 1994. Jensen holds a B. S. degree in Mechanical Engineering from SDSU and a M.S. degree in Industrial Management from the University of Minnesota.

        James A. Vellenga was elected as a director in 1997. Most recently, Vellenga was President, CEO and Chairman of the Board of Uptech Automation Inc. From 1988 to 1998 he held various senior management positions at Aetrium Inc., most recently as the Vice President of Technology. Prior to joining Aetrium Inc., Vellenga was a founder and Vice President of Operations of Lee Data Corporation. During the formative years of the computer industry, (1957-1979) Vellenga worked at Remington Rand Univac, Control Data Corporation and Data 100 Corporation involved in the design and management of computer products. Vellenga also holds a B.S. degree in Electrical Engineering from SDSU.

        James B. Morgan joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from SDSU. Morgan became President and Chief Operating Officer of the Company in 1999 and CEO in 2001. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management for customer contracts, and corporate information systems, from 1976 to 1999. Morgan has also served as a director since 1984.

        Duane E. Sander, Ph.D. is a co-founder of the Company and has served as a director since its incorporation. He also served as Corporate Secretary from incorporation until 2001. Dr. Sander is currently employed at the SDSU Foundation. He served as Dean of Engineering at SDSU from 1990-1999, and taught electrical engineering courses and directed biomedical research projects since 1967.

        John L. Mulligan was elected as a director in 1993. Since 1995, he has been employed as Vice President and financial advisor with Morgan Stanley Dean Witter, in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm that he founded. From 1967 to March 1990, he served as President, Chairman, CEO and director of American Western Corporation. Mulligan is also a Certified Public Accountant.

        Aelred J. Kurtenbach, Ph.D. is a co-founder of the Company and has served as a director and Chairman of the Board since its incorporation. He also served as President of the Company until 1999 and CEO until 2001. He served as Treasurer until 1993. Dr. Kurtenbach holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

        Robert G. Dutcher was elected a director in 2002. He is Chairman, President and CEO of Possis Medical, Inc, a medical device company located in Minneapolis, MN. Prior to joining Possis Medical in 1985, Dutcher was with Medtronics, Inc. for twelve years, most recently as Director of Research and Development. He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc. He is the inventor of twenty-one U.S. medical device patents. Dutcher holds a B.S. degree in Electrical Engineering from SDSU and an M.S. in Electrical Engineering from the University of Minnesota.

        Nancy D. Frame was elected as a director in 1999. Prior to her retirement, Frame was the Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she held from 1986 to 1999. From 1976 to 1986 she held various positions in the legal profession, specializing in international trade and commercial law. She obtained her law degree from Georgetown University, Washington, D.C.

DIRECTOR COMPENSATION

        The current non-employee directors of the Company are Mulligan, Sander, Dutcher, Jensen, Frame, and Vellenga. During the fiscal year ending May 3, 2003, each non-employee director received, for their services as a director, a $2,000 retainer, $1,500 for each meeting attended in person, $500 for each committee meeting attended in person (telephonic participation in all meetings at one-half rate), and reimbursement of all out-of-pocket expenses incurred in attending meetings. The non-employee directors also receive stock options under the Company’s 2001 Outside Directors Stock Option Plan. In August 2002, Dutcher and Frame each received 6,000 options for each of the three years of their term under the 2001 Outside Directors Stock Option Plan, for a total of 18,000 options, which are subject to vesting restrictions and have an exercise price of $10.475 per share.

Committees and Meetings of the Board of Directors

        The Board of Directors of the Company has an Audit Committee consisting of John Mulligan (chair), James Vellenga and Nancy Frame, and a Compensation Committee consisting of Roland Jensen (chair), Robert Dutcher, and Duane Sander. The Company has no standing nominating or governance committees. The Board as a whole performs the functions that would otherwise be delegated to a nominating committee. The six independent directors meet privately after each Board meeting, and those directors and the Audit Committee perform the functions that would otherwise be delegated to a governance committee.

        The Board of Directors held four regular and one telephone meeting during the fiscal year ending May 3, 2003. All incumbent directors attended 100% of the Board meetings.

        The Audit Committee held five meetings during the fiscal year ending May 3, 2003. The Audit Committee appoints the Company’s independent accountants and reviews the results of audits made by these professionals. None of the members of the Audit Committee are employees of the Company.

        The Compensation Committee held two meetings in the fiscal year ending May 3, 2003. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of the Company’s executive officers and stock option awards under the Company’s 2001 Incentive Stock Option Plan. None of the members of the mpensation Committee are employees of the Company and all executive officers that serve on the Board of Directors abstain from voting on compensation affecting those executive officers that are Board members.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks with other companies and none of the members of the committee is currently an officer, employee or insider of the Company or its subsidiaries. Mr. Sanders is co-founder of the Company, was a part-time employee during the Company's early years, and through the fiscal year ending 2001, served as Corporate Secretary.

REPORT OF THE COMPENSATION COMMITTEE

Cash Compensation

        The Company’s compensation philosophy is to target executive salaries close to the median market rate paid for comparable positions within the Midwest region for similar size companies. The Company’s performance as a whole for the fiscal year is also considered. Salaries are reviewed annually.

        The management salary increases recommended in November 2001 were never implemented because management felt it was inappropriate given the business situation. Furthermore, management took an additional voluntary 10% temporary pay reduction through June 2002.

        The Compensation Committee reviewed base salaries for executive officers in November 2002. Management recommended no increase in base salary for Aelred Kurtenbach, Jim Morgan, Frank Kurtenbach, or Bill Retterath, because of the Company’s continued efforts for cost containment. The Committee approved this recommendation.

        For fiscal year ending May 3, 2003, the Committee approved the same formula based performance bonus plan for executive officers as in previous years, consisting of one month’s salary if after tax earnings exceed 14.5% of beginning stockholders equity, and increasing linearly with performance to a maximum bonus of three month’s salary if after tax earnings exceed 18.5% of beginning stockholders equity. The plan for Carla Gatzke is at half the rate as for the other officers, but allows for an additional discretionary bonus. For the fiscal year ending May 3, 2003, the executive officers earned the maximum bonus under the plan.

Equity Based Compensation

        In August 2001, the shareholders approved Daktronics 2001 Incentive Stock Option Plan. The Compensation Committee determines awards under this plan for executive officers and approves awards for other employees based upon the recommendation of the Company’s executive officers.

        In November 2002, the Committee approved the allotment of 170,000 shares for granting of stock options to Daktronics employees, with the shares to be allotted as follows: 5,000 shares to Aelred Kurtenbach; 10,000 shares to James Morgan; 155,000 shares for the granting of stock options to selected employees as determined by James Morgan, including up to 10,000 shares for William R. Retterath. Aelred Kurtenbach declined his shares, in favor of providing more shares to other employees.

        The Committee’s basis for these awards was the Company’s performance, as measured in increased net sales and results of operations over the last three years, and its review of awards by comparable companies and by the Company in previous years. The terms of these options, including duration, vesting, and exercise price were similar to that of comparable companies.

        The exercise price per share of these options was established as the average between the high and low reported sale prices for the Common Stock on the Option Date on November 21, 2002, which was $11.545. Subject to accelerated vesting upon “change in control” of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 21, 2003.

Compensation of Chief Executive Officer

        The Committee determined the CEO compensation in the manner described above.

COMPENSATION COMMITTEE
Roland J. Jensen, Chair; Duane E. Sander, Robert G. Dutcher

EXECUTIVE COMPENSATION

Cash and Other Compensation

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Company’s CEO, and each of the other executive officers, whose total annual salary received and bonus earned during the fiscal year ending May 3, 2003 exceeded $100,000.

        Salary and All Other Compensation are the amounts received and Bonus is the amount earned by the officer. The time period for fiscal year 2003 is April 28, 2002 through May 3, 2003. During this time period the Company had 27 pay dates, compared to 26 pay dates in the time periods for fiscal years 2002 and 2001.

Summary Compensation Table

		Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended	Salary		Bonus(2)	All Other Compensation(3)	Securities Underlying Options (#)
James B. Morgan	2003	$254,327		$62,500	$3,337	10,000
President, Chief Executive	2002	241,346		--	3,699	10,000
Officer, and Director	2001	222,571		62,500	3,000	24,000

Dr. Aelred J. Kurtenbach	2003	$156,923		$37,500	$4,500	--
Chairman of the Board	2002	242,596		--	2,733	10,000
and Director	2001	271,154		75,000	3,750	30,000

William R. Retterath	2003	$142,423		$35,000	$2,100	10,000
Chief Financial Officer	2002	80,769	(4)	--	--	10,000

Frank J. Kurtenbach	2003	$128,192		$26,400	$2,688	--
Vice President, Sales	2002	127,431		--	3,632	5,000
and Director	2001	127,960		33,000	2,789	8,000

Carla S. Gatzke	2003	$101,934		$12,525	$2,919	5,000
Corporate Secretary	2002	82,199	(5)	--	2,100	5,000
	2001	91,431		23,100	2,743	9,000

_________________

(1)	Annual compensation excludes personal benefits received by the named person to the extent that the aggregate amounts thereof were less than 10% of the total of that person’s annual salary and bonus.
(2)	Reflects bonus earned during the fiscal year.
(3)	Company match to employee contributions under the Company’s 401(k) Plan.
(4)	Retterath joined the Company in September 2001. His reported compensation does not include reimbursed moving expenses of $12,813 associated with his hiring.
(5)	Gatzke was on leave part of fiscal 2002.

Stock Options and Stock Appreciation Rights

        The following table sets forth information relating to stock options and stock appreciation rights (SARs) awarded to the executive officers named in the Summary Compensation Table under the Company’s 2001 Stock Option Plan during the fiscal year ending May 3, 2003. No SARs have been awarded by the Company.

Option/SAR Grants in Fiscal 2003

	Individual Grants
	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	in 2003	($/share)	Date	5%	10%
James B. Morgan	10,000(1)	6%	$11.545	11/20/2012	$72,606	$183,998
William R. Retterath	10,000(1)	6%	$11.545	11/20/2012	$72,606	$183,998
Carla S. Gatzke	5,000(1)	3%	$11.545	11/20/2012	$36,303	$ 91,999

_________________

(1)

The options were granted under the 2001 Stock Option Plan and become exercisable as follows: 20% on November 21, 2003, 20% on November 21, 2004, 20% on November 21, 2005, 20% on November 21, 2006, and 20% on November 21, 2007.

Option/SAR Exercise and Holdings

        The following table sets forth information relating to unexercised options held as of May 3, 2003 by the executive officers named in the Summary Compensation Table.

Aggregated Option/SAR Exercises in Fiscal 2003

And Option/SAR Values at May 3, 2003

	Shares Acquired on	Value	Number of Unexercised Securities Underlying Options/SARs (#)		Value of Unexercised In-the Money Options/SARs($)
Name	Exercise (#)	Realized($)	Exercisable	Un-exercisable	Exercisable	Un-exercisable
James B. Morgan	10,000	$109,438	166,900	51,600	$2,021,983	$385,236
Aelred J. Kurtenbach	--	--	118,000	62,000	1,275,085	572,578
William R. Retterath	--	--	2,000	18,000	14,240	88,110
Frank J. Kurtenbach	--	--	41,000	16,000	477,058	135,700
Carla S. Gatzke	28,000	309,161	39,000	24,000	432,300	180,011

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of May 3, 2003, regarding the beneficial ownership of Common Stock of the Company by

        (i)     each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock,

       (ii)      all directors and nominees of the Company,

       (iii)     each individual named in the Summary Compensation Table and

       (iv)     all directors and executive officers of the Company as a group.

        The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power (or share such powers with spouse) with respect to the shares, subject to the information contained in the notes to the table.

Name and Address (if applicable) of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Outstanding Shares(1)
Daktronics Inc. 401(k) Plan	1,135,663	(2)	6.1%
Dr. Aelred J. Kurtenbach(3)	1,533,575	(4)	8.3%
James B. Morgan	834,805	(5)	4.5%
Frank J. Kurtenbach	576,527	(6)	3.1%
Robert G. Dutcher	0		*
Nancy D. Frame	39,000	(7)	*
Roland J. Jensen	63,600	(8)	*
John L. Mulligan	60,000	(9)	*
Dr. Duane E. Sander	788,200	(10)	4.3%
James A. Vellenga	47,000	(11)	*
William R. Retterath	4,160	(12)	*
Carla S. Gatzke	340,438	(13)	1.8%
All executive officers, directors, and nominees
as a group (11 persons)	4,287,305		23.4%

_________________
              * Represents less than 1%

(1)

For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after the date hereof.

(2)	The Common Stock held by the Daktronics, Inc. 401(k) and allocated to the plan participants are voted by the Trustee, according to the instructions of the plan respective participants.
(3)	Kurtenbach’s address is 331 32nd Avenue, Brookings, South Dakota 57006.
(4)	Aelred Kurtenbach includes (i) 118,000 shares issuable pursuant to currently exercisable stock options, (ii) 55,618 shares held through the 401(k) plan, and (iii) 721,080 shares owned by spouse.
(5)	Morgan includes 166,900 shares issuable pursuant to currently exercisable stock options and 18,561 shares held in the 401(k) plan.
(6)	Frank Kurtenbach includes (i) 41,000 shares issuable pursuant to currently exercisable stock options and (ii) 16,207 shares held through the 401(k) plan, and (iii) 133,000 shares owned by spouse.
(7)	Frame includes 36,000 shares issuable pursuant to exercisable stock options.
(8)	Jensen includes 40,000 shares issuable pursuant to exercisable stock options.
(9)	Mulligan includes 48,000 shares issuable pursuant to exercisable stock options.
(10)	Sander includes (i) 48,000 shares issuable pursuant to exercisable stock options, (ii) 340,040 shares owned by spouse and (iii) 46,960 shares owned by son.
(11)	Vellenga includes 24,000 shares issuable pursuant to exercisable stock options.
(12)	Retterath includes (i) 2,000 shares issuable pursuant to exercisable stock options,(ii) 1,492 shares held in the 401(k) plan, and 668 shares issuable under the Daktronics Employee Stock Purchase Plan.
(13)

Gatzke includes (i) 39,000 shares issuable pursuant to currently exercisable stock options (ii) 40,413 shares held in the 401(k) plan, (iii) 7,850 held in children’s names, and (iv) 36,491 shares held in spouse’s 401(k) plan, and 64 shares issuable under the Daktronics, Inc. Employee Stock Purchase Plan.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC) and furnish copies of those reports to the Company. Based on a review of the copies of such forms furnished to the Company, and written representations from the executive officers and directors, the Company believes that Section 16(a) filing requirements were complied with during the fiscal year ending May 3, 2003, except for the following transactions where the Form 4 reports were inadvertently filed not timely: one report including gifts to child by Carla Gatzke, one report for sale by Frank Kurtenbach, one report for a gift by James Morgan, and one report for a gift by James Vellenga.

PERFORMANCE GRAPH

        The following graph illustrates a comparison of cumulative total returns for the Company vs. the NASDAQ Market Index and the Media General Industry Group Index from May 2, 1998 to May 3, 2003. The graph assumes $100 invested May 2, 1998. No dividends were issued during that time.

	1998	1999	2000	2001	2002	2003
DAKTRONICS, INC	100	122	223	574	455	723
MG GROUP INDEX	100	98	216	136	104	80
NASDAQ MARKET INDEX	100	132	205	115	92	80

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, in accordance with the amended and restated Audit Committee Charter adopted by the Board of Directors effective May 22, 2003, a copy of which is attached as Appendix A.

        Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with the auditors’ independence.

        The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 3, 2003 for filing with the Securities and Exchange Commission. The Committee has also approved the selection of the Company’s independent auditors, and requests shareholder ratification.

AUDIT COMMITTEE
John L. Mulligan, Chair; James A. Vellenga; Nancy D. Frame
June 27, 2003

PROPOSAL #2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee recommends that the shareholders ratify the appointment of Ernst & Young, LLP as independent auditors for the Company for the year ending May 1, 2004.

        Ernst & Young, LLP served as independent auditors for the Company for the fiscal year ending May 3, 2003, and therefore provided services in connection with the audit of the financial statements of the Company, assistance with the Company’s Annual Report submitted to the Securities and Exchange Commission on Form 10-K and quarterly reports filed with the Securities and Exchange commission, and selected other services that were pre-approved by the Audit Committee.

       The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the Ernst & Young, LLP’s independence and has determined that such services are compatible with maintaining Ernst & Young, LLP’s independence.

        Ernst & Young, LLP did not provide any services to or receive any fees from the Company for services in the fiscal year ended April 27, 2002.  The aggregate fees billed by Ernst & Young, LLP for services in the fiscal year ended May 3, 2003 were:

Audit	$55,000
Audit-Related	-
Tax	20,000
All Other	22,800

        In the above table, in accordance with new SEC definitions and rules which the Company chose to adopt for this year’s proxy statement, audit fees are for the audit of the Company’s consolidated financial statements included in the Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; audit-related fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; tax fees are for tax compliance, tax advice, and tax planning; and all other fees are for any services not included in the first three categories. Ernst & Young, LLP or associated entities provided no systems design or implementation services for the Company.

         The Audit Committee has also adopted policies and procedures for pre-approving the non-audit work performed by Ernst & Young, LLP after February 22, 2003.  Specifically, each engagement under $30,000 is pre-approved by the Chairman or alternate of the Audit Committee and each engagement over $30,000 is pre-approved by the full Audit Committee.

        Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and be available to respond to appropriate stockholder questions.

        McGladrey & Pullen, LLP served as independent auditors for the Company for the fiscal year ended April 27, 2002. Effective July 1, 2002, McGladrey & Pullen, LLP, the independent auditors previously engaged as the principal accountants to audit the financial statements of the Company, were dismissed by the Company. There were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on March 24, 2004. Proposals should be addressed to Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006.

        For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, management may vote proxies in its discretion if we: (a) receive notice of the proposal before the close of business on June 6, 2004, and advise shareowners in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (b) do not receive notice of the proposal prior to the close of business on June 6, 2004. Notices of intention to present proposals at the 2004 Annual Meeting should be addressed to: Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the shareholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

         The Company is sending, prior to or concurrently with this Proxy Statement, to all of its stockholders of record as of July 3, 2003, a copy of its Annual Report to Stockholders for the fiscal year ended May 3, 2003. The Annual Report to Stockholders contains a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 3, 2003, filed with the Securities and Exchange Commission, which includes the Company’s audited consolidated financial statements for the fiscal year ended May 3, 2003.

        A copy of the Company’s Annual Report may also be obtained by stockholders without charge by making a request through the Company’s website “Investors – Contact Investor Relations” pages at www.daktronics.com or by written request addressed to: Investor Relations, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006.

July 3, 2003

APPENDIX A: AUDIT COMMITTEE CHARTER

        The Audit Committee (“Committee”) of the Board of Directors (“Board”) of Daktronics shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. All members of the Committee shall be independent directors in accordance with all applicable rules and regulations including those of the Securities & Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) as amended or supplemented from time to time. Furthermore, all members shall meet experience requirements of the SEC and Nasdaq, and shall have sufficient finance, accounting and legal experience and ability to enable them to discharge their responsibilities at the time of their appointment to the Committee and at least one member shall be a financial expert. The Chairman of the Audit Committee shall be appointed by the Board.

        The purpose of the Committee shall be to assist the Board in its oversight responsibilities to the shareholders, potential shareholders, the investment communities and others relating to the integrity of the financial statements and related filings of the Company, of the Company’s compliance with ethics policies, legal and regulatory requirements, of the independence and qualifications of the independent auditor, of the performance of the Company’s independent auditors and the Company’s systems of internal accounting and financial controls.

        In furtherance of this purpose, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and shall have the following authority and responsibilities:

1.

To discuss with management and the independent auditor the annual audited financial statements and interim quarterly financial statements and related SEC filings, including matters required to be reviewed under applicable legal, regulatory or other applicable requirements.

2.	To discuss with management and the independent auditor, as appropriate, earnings press releases, financial information and earnings guidance provided to analysts and the public prior to dissemination.
3.

To exercise its sole authority and responsibility to select, evaluate and if necessary replace the independent auditor, whose purpose is to examine the Company’s accounts, controls and financial statements. The committee may recommend their selection of independent auditor for shareholder ratification. In connection with the annual selection of the independent auditor, the Committee will discuss with the independent auditors, the overall scope and plans for their audit, including adequacy of staffing and compensation. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor as well as certain services provided by other auditing firms except that the Committee shall not approve the engagement of the independent auditor to perform services not allowed under then current laws or regulations.

4.

To ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (as may be modified or supplemented). Also responsible for engaging in an active dialog with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking any appropriate action to oversee the independence of the outside auditors.

5.

To discuss with the independent auditors the matters required to be communicated to Audit Committees in accordance with AICPA SAS 61, as amended by SAS 90, relating to the conduct of the audit and to the scope and results of the audit that may assist the committee in overseeing the financial reporting and disclosure process for which management is responsible.

6.

To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

7.

To review with management and the independent auditors, the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made. The committee shall also review related SEC filings including disclosures beyond the basic financial statements and notes thereto.

8.

To review, with the Chief Executive Officer, the Chief Financial Officer, independent auditors or such others as the Committee deems appropriate, the Company’s internal system of controls and management’s assessment of responsibility for creating and maintaining adequate internal controls and its assessment of the effectiveness of those controls, as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion of the adequacy of those controls.

9.	To review any significant litigation, regulatory proceedings or other legal matters in which the Company is or may be involved, including related disclosure and reporting issues.
10.	To prepare and publish an annual Audit Committee report.
11.	To establish, monitor and periodically review policies for the hiring of current employees or former employees of the Company’s independent auditor.
12.

To establish and periodically review, at least annually, whistleblower policies and procedures for the receipt of complaints or concerns relating to accounting, internal financial and accounting controls and auditing matters and review confidential information submitted by employees relating to questionable accounting or auditing matters, in accordance with applicable rules and regulations; and review and update such policies no less than annually.

13.	To establish and periodically review a Code of Ethics regarding financial and accounting matters for the Company’s senior management.
14.

To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct. The Committee shall meet at least quarterly with management and with the Company’s independent auditors, which shall include separate meetings with the independent auditors. The Committee may also meet privately with management as it determines necessary.

        The Committee shall have authority to retain such outside counsel, experts and other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms for such advisors.

        The Committee shall report to the Board and communicate its recommendations to the Board after each Committee meeting. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

        The Committee shall communicate with the Chief Executive Officer on the evaluation of the Chief Financial Officer and his/her staff. It shall also work closely with, but independently of the Chief Executive Officer and the Chief Financial Officer and their respective staffs.

DAKTRONICS, INC.
Annual Meeting of Shareholders — August 20, 2003
Proxy
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Aelred J. Kurtenbach and Carla S. Gatzke, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 20, 2003 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all stock of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1.

To elect directors duly nominated for a term expiring in 2006 (If you wish to cumulate your votes as described in the Proxy Statement, please contact Investor Relations at Daktronics, Inc. to record your vote):

        Frank J. Kurtenbach, Roland J. Jensen, and James A. Vellenga.

 FOR	 WITHHELD FOR ALL	 WITHHELD FOR THE FOLLOWING ONLY
(Write nominee's name)_______________________

2.	To ratify the appointment of Ernst & Young, LLP as independent auditors for the Company for the fiscal year ending May 1, 2004.

FOR	AGAINST	ABSTAIN

3.     To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

This proxy will be voted as directed, but if no instructions are given for voting on the matters above, this proxy will be voted for the matters above. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

The undersigned acknowledges receipt of the Proxy Statement for the 2003 Annual Meeting. Please sign below exactly as name(s) appears on this Proxy:
— If shares are registered in more than one name, the signatures of all persons are required.
— If a corporation, sign in full corporate name by a duly authorized officer, stating title.
— If trustee, guardian, executor or administrator, sign in official capacity, giving full title as such.
— If a partnership, sign in partnership name by authorized person.

Date ___________________________, 2003

_____________________________________
Signature

_____________________________________
Signature if held jointly

Please sign, date, and return this Proxy promptly. No postage is required if returned in the enclosed envelope. This Proxy may also be returned via fax to 605/697-4700.